EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT
Egami Media, Inc.
a Delaware corporation
Image Entertainment (UK), Inc.
a Delaware corporation
Home Vision Entertainment, Inc.
a Delaware corporation